UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2023

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171
(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 28, 2023, American Axle & Manufacturing Holdings, Inc. (“Holdings”) and American Axle & Manufacturing, Inc., a wholly owned subsidiary of Holdings (“AAM”), entered into the First Amendment (the “First Amendment”) among AAM, as borrower, Holdings, each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), amending the Amended and Restated Credit Agreement, dated as of March 11, 2022 (the “Amended and Restated Credit Agreement”), among AAM, as borrower, Holdings, each financial institution party thereto from time to time as a lender, and the Administrative Agent.

For the period from June 28, 2023 through the earlier of (i) the date on which Holdings and AAM deliver to the Administrative Agent its Form 10-Q for the fiscal quarter ending June 30, 2024 and (ii) the date on which Holdings and AAM provide to the Administrative Agent documentation certifying certain matters pursuant to the First Amendment (the “Amendment Period”), the First Amendment, among other things: (a) increased the maximum levels of the total net leverage ratio covenant during the Amendment Period; (b) reduced the minimum levels of the cash interest expense coverage ratio covenant during the Amendment Period; (c) modified certain categories of the applicable margin (determined based on the total net leverage ratio of Holdings) for the duration of the Amendment Period with respect to interest rates under the term loan A facility under the Amended and Restated Credit Agreement (the “Term Loan A Facility”) and interest rates under the revolving credit facility under the Amended and Restated Credit Agreement (the “Revolving Credit Facility”); and (d) modified certain covenants restricting the ability of Holdings, AAM and certain subsidiaries of Holdings to create, incur, assume or permit to exist certain additional indebtedness and liens and to make or agree to pay or make certain restricted payments, voluntary payments and distributions.

AAM also agreed to prepay the Term Loan A Facility in an aggregate principal amount of $16,250,000 upon closing on June 28, 2023.

The terms of the term loan B facility under the Amended and Restated Credit Agreement, including the maturity dates, interest rates and applicable margins with respect to such interest rates, remain unchanged.

A copy of the First Amendment is included as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Credit Agreement, dated as of June 28, 2023, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing Holdings, Inc. identified therein, each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	June 29, 2023	By:	/s/ Christopher J. May
Christopher J. May
Executive Vice President & Chief Financial Officer